Registration No. 333-33590

As filed with the Securities and Exchange Commission on December 29, 2010

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAINSCO, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1617013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

GAINSCO, INC.

1998 Long-Term Incentive Compensation Plan

1995 Stock Option Plan

and

Nonqualified Stock Option Agreement dated July 24, 1998 for Glenn W. Anderson pursuant to Employment Agreement dated April 25, 1998

(Full title of the Plans)

John S. Daniels, Esq.

General Counsel

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(972) 692-4301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

EXPLANATORY NOTE

On March 30, 2000, GAINSCO, INC., a Texas corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-33590) (the “Registration Statement”), which registered 2,650,710 shares of its common stock, and in accordance with General Information F to Form S-8, an indeterminate number of interests in the GAINSCO, INC. 1998 Long-Term Incentive Compensation Plan, 1995 Stock Option Plan and Nonqualified Stock Option Agreement dated July 24, 1998 for Glenn W. Anderson pursuant to Employment Agreement dated April 25, 1998 (the “Plans”). The registrant has terminated the offering of shares of GAINSCO, INC. common stock under the Plans.

On June 28, 2010 a Post-Effective Amendment No. 1 to a different registration statement incorrectly cited Registration No. 333-33590. That error was corrected in Post-Effective Amendment No. 2 to Registration No. 333-129678, filed on December 29, 2010.

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration the shares and plan interests previously registered on the Registration Statement that have not been sold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 29, 2010.

GAINSCO, INC.

By:	** /s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Name		Title	Date

/s/ Robert W. Stallings Robert W. Stallings		Chairman of the Board	December 29, 2010

** /s/ Glenn W. Anderson Glenn W. Anderson		President, Chief Executive Officer and Director	December 29, 2010

/s/ Daniel J. Coots Daniel J. Coots		Senior Vice President, Chief Financial Officer and Chief Accounting Officer	December 29, 2010

** /s/ Joel C. Puckett Joel C. Puckett		Director	December 29, 2010

Robert J. Boulware		Director

** /s/ John C. Goff John C. Goff		Director	December 29, 2010

** /s/ John H. Williams John H. Williams		Director	December 29, 2010

** By:	Daniel J. Coots Attorney-In-Fact